SILVER BAY REALTY TRUST CORP.
REPORTS SECOND QUARTER 2015 FINANCIAL RESULTS
Recorded 125% Year-Over-Year Increase in Core Funds from Operations to $0.18 per Share and Achieved Aggregate Occupancy of 95%

NEW YORK, August 5, 2015 - Silver Bay Realty Trust Corp. (NYSE: SBY) (“the Company” or “Silver Bay”) today announced its financial results for the quarter ended June 30, 2015.

Highlights

▪	Total revenue of $30.2 million for the second quarter of 2015, an increase of 58% compared to the second quarter of 2014

▪	Net operating income of $16.8 million for the second quarter of 2015, an increase of 74% compared to the second quarter of 2014

▪	Core FFO of $0.18 per share, an increase of 125% compared to the second quarter of 2014

▪	Stabilized occupancy of 95% on portfolio of 9,219 single-family properties

▪	Increased aggregate occupancy three percentage points to 95% on portfolio of 9,261 single-family properties

“We are pleased with the strong second quarter results,” said David N. Miller, Silver Bay’s President and Chief Executive Officer. “We demonstrated significant growth in both financial and operating metrics this quarter and successfully integrated The American Home Portfolio. We will continue to refine and execute our strategy to drive value creation for our stockholders.”

Recent Transactions

During the second quarter of 2015, the Company substantially completed the previously announced acquisition (the “Portfolio”) of the portfolio of properties from The American Home Real Estate Investment Trust (“The American Home”). The Company acquired 2,439 properties in the transaction and had an additional 23 properties under contract with The American Home to acquire at subsequent closings. The homes are primarily located in Atlanta, Charlotte, Tampa and Orlando.

Financial Results

Silver Bay reported total revenue of $30.2 million for the second quarter of 2015, a 58% increase compared to total revenue of $19.2 million for the second quarter of 2014. This increase was due primarily to the increase in the number of properties leased. The Company owned 8,773 leased properties as of June 30, 2015 as compared to 5,416 leased properties as of June 30, 2014. Net loss attributable to common stockholders for the second quarter of 2015 was $3.7 million, or $(0.10) per common share, compared to net loss attributable to common stockholders for the second quarter of 2014 of $5.0 million, or $(0.13) per common share.

The Company reported net operating income (“NOI”) of $16.8 million for the second quarter of 2015, a 74% increase compared to NOI of $9.7 million for the second quarter of 2014. Core Funds From Operations (“Core FFO”) for the second quarter of 2015 was $6.9 million, or $0.18 per share, a 125% increase on a per share basis compared to Core FFO for the second quarter of 2014 of $3.0 million, or $0.08 per share(1). NOI and Core FFO are non-GAAP(2) financial measures. Reconciliations of net loss to NOI and Core FFO are included in the financial and operating tables accompanying this press release.

(1) Per share means per weighted average common share and common units of the Operating Partnership.
(2) GAAP is defined in accordance with accounting principles generally accepted in the United States.

Portfolio Summary and Operating Metrics

Silver Bay owned a portfolio of 9,261 single-family properties as of June 30, 2015. The following table provides a summary of Silver Bay’s portfolio and operating metrics for the second quarter of 2015 and the first quarter of 2015:

PORTFOLIO AND OPERATING SUMMARY
	As of June 30, 2015	As of March 31, 2015
Estimated net asset value per share	$21.34	$20.11
Book value per share	$14.97	$15.19

	As of June 30, 2015	As of March 31, 2015
Occupancy Rate
Stabilized properties	95%	96%
Aggregate portfolio	95%	92%
Average monthly rent on the aggregate portfolio	$1,149	$1,200

Estimated Net Asset Value

Silver Bay reported an estimated net asset value (“Estimated NAV”) per share of $21.34, based on an estimated fair market value (“Estimated Portfolio Value”) of the Company’s properties of $1.41 billion as of June 30, 2015. The Company’s book value per share was $14.97 as of June 30, 2015. The difference between Estimated NAV and book value per share is attributable to multiple factors, including aggregate home price appreciation in Silver Bay markets, purchasing at discounts to market prices, value created by the Company’s renovations in excess of the cost of the renovations, and the exclusion of accumulated depreciation in the calculation of Estimated Portfolio Value.

The Estimated Portfolio Value of the Company’s properties is calculated by Silver Bay’s proprietary automated valuation model (“AVM”) which estimates the value of the Company’s properties on an individual basis based on comparable sales in the residential real estate market, without reference to the intended use for the properties. Estimated NAV does not ascribe any value to in-place leases or to the portfolio as a whole (as compared to the sum of the values of the individual properties), nor does it consider cash flow or other yield metrics. Estimated NAV and Estimated Portfolio Value are non-GAAP financial measures. A reconciliation of book value to Estimated NAV is included in the financial and operating tables accompanying this press release.

Operating Metrics

Silver Bay reported an occupancy rate of 95% on stabilized properties as of June 30, 2015, compared to 96% in the prior quarter. Silver Bay reported an occupancy rate of 95% for the aggregate portfolio as of June 30, 2015, an increase of three percentage points compared to an occupancy rate of 92% on the aggregate portfolio as of March 31, 2015. The Company acquired 2,443 single-family properties in the second quarter of 2015. A summary of Silver Bay’s occupancy rates is included in the financial and operating tables accompanying this press release.

Silver Bay reported an average monthly rent for the aggregate portfolio of $1,149 for the second quarter of 2015, compared to an average monthly rent of $1,170 for the second quarter of 2014. The change in average monthly rent is primarily due to portfolio mix related to the Portfolio acquisition. Excluding the Portfolio acquisition, the average monthly rent increased 3.6% over the prior year period.

Dividend Declaration

The Company’s Board of Directors declared a quarterly dividend of $0.12 per share of common stock for the quarter ended June 30, 2015. The dividend was paid July 10, 2015 to common stockholders of record at the close of business on June 29, 2015.

Liquidity and Capital Resources

The Company's liquidity and capital resources as of June 30, 2015 consisted of cash and cash equivalents of $33.9 million, escrow deposits of $24.6 million and $50.9 million borrowing capacity on its revolving credit facility. On February 18, 2015, the Company amended and restated the revolving credit facility to increase the borrowing capacity to $400.0 million from $200.0 million. The Company used proceeds from the revolving credit facility to fund the Portfolio acquisition.

Share Repurchase Plan

During the second quarter of 2015, the Company repurchased and retired 300,000 shares under the program for a total cost of $4.7 million, at an average purchase price of $15.53, inclusive of commissions.

Conference Call

Silver Bay will host a conference call on August 6, 2015 at 10:00 a.m. EDT to discuss second quarter 2015 financial results and business highlights. To participate in the teleconference, please call toll-free (888) 338-9509 (or (412) 902-4187 for international callers and (855) 669-9657 for Canadian callers) approximately 10 minutes prior to the above start time. You may also listen to the teleconference live via the internet on the Company's website at www.silverbayrealtytrustcorp.com in the Investor Relations section under the Events Calendar link. For those unable to attend, a telephone playback will be available beginning at 1:00 p.m. EDT on August 6, 2015 through 9:00 a.m. EDT on August 20, 2015. The playback can be accessed by calling (877) 344-7529 (or (412) 317-0088 for international callers and (855) 669-9658 for Canadian callers) and providing Conference Number 10069163. The call will also be archived on the Company's website in the Investor Relations section under the Events Calendar link.

Silver Bay Realty Trust Corp.

Silver Bay Realty Trust Corp. is an internally managed Maryland corporation focused on the acquisition, renovation, leasing and management of single-family properties for rental income and long-term capital appreciation. Silver Bay owns single-family properties in Arizona, California, Florida, Georgia, Nevada, North Carolina, Ohio, South Carolina and Texas. Silver Bay has elected to be taxed as a Real Estate Investment Trust (“REIT”) for U.S. federal tax purposes.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Actual results may differ from expectations, estimates and projections and, consequently, readers should not rely on these forward-looking statements as predictions of future events. Words such as “expect,” “target,” “assume,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believe,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements involve significant risks and uncertainties that could cause actual results to differ materially from expected results. Factors that could cause actual results to differ include: adverse economic or real estate developments in Silver Bay’s markets; defaults on, early terminations of or non-renewal of leases by residents; difficulties in identifying properties to acquire and completing acquisitions; increased time and/or expense to gain possession and renovate properties; increased vacancy, resident turnover, or turnover costs; Silver Bay’s ability to control or reduce operating expenses, including repairs and maintenance expense and other costs such as real estate taxes, homeowners’ association fees, insurance and other costs outside the Company’s control; Silver Bay’s failure to successfully operate its properties; Silver Bay’s ability to obtain financing arrangements; Silver Bay’s failure to meet the conditions to draw under the revolving credit facility; maintenance or capital improvement costs related to the Portfolio that exceed Silver Bay's assumptions, defaults among residents of the Portfolio that exceed Silver Bay's assumptions, difficulties with successfully integrating the Portfolio into Silver Bay’s existing portfolio; the Company’s ability to hire and retain skilled managerial, investment, financial and operational personnel; the Company’s ability to perform under the covenants of its revolving credit facility and securitization loan; general volatility of the markets in which it participates; interest rates and the market value of Silver Bay’s assets; the impact of changes in governmental regulations, tax law and rates, and similar matters.

Readers are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made. Silver Bay does not undertake or accept any obligation to release publicly any updates or revisions to any forward-looking statement to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based. Additional information concerning these and other risk factors is contained in Silver Bay’s most recent filings with the Securities and Exchange Commission (“SEC”). All subsequent written and oral forward looking statements concerning Silver Bay or matters attributable to Silver Bay or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements above.

Non-GAAP Financial Measures

Estimated Portfolio and Estimated Net Asset Value

The Estimated Portfolio Value reflects the value of Silver Bay’s properties calculated by the Company’s proprietary AVM, less the Company’s estimate of the remaining cost to renovate such properties (“Estimated Renovation Reserve”). The AVM estimates the value of the Company’s properties on an individual basis based on prior comparable sales in the residential real estate market, without reference to the intended use for the subject or comparable properties. These individual property values are then aggregated and reduced by the Estimated Renovation Reserve, which accounts for the AVM assumption that renovations for all properties have been completed, to derive the Estimated Portfolio Value of the Company’s properties. The difference between the Estimated Portfolio Value and net investments in real estate as of June 30, 2015 is attributable to multiple factors, including aggregate home price appreciation in Silver Bay markets, purchasing at discounts to market prices, value created by the Company’s renovations in excess of the cost of the renovations, and the exclusion of accumulated depreciation in the calculation of Estimated Portfolio Value.

Estimated NAV is intended to be an estimate of the value of all of the Company’s assets net of liabilities. To calculate Estimated NAV, the Company starts with its historical book value, subtracts its historical net investments in real estate and adds its Estimated Portfolio Value. For purposes of calculating Estimated Portfolio Value and Estimated NAV, the Company does not deduct the estimated costs of selling the properties in the portfolio, including commissions and closing costs. Further, the Company ascribes no value to existing leases or to the portfolio as a whole (as compared to the sum of the values of the individual properties), nor does it consider cash flow or other yield metrics.

Estimated Portfolio Value and Estimated NAV are non-GAAP financial measures. Silver Bay provides the Estimated Portfolio Value and Estimated NAV as additional tools for investors seeking to value the Company. These metrics should be considered along with other available information in valuing and assessing Silver Bay, including the Company’s GAAP financial measures and other cash flow and yield metrics, and these metrics should not be viewed as a substitute for book value, net investments in real estate, equity, net income or cash flows from operations prepared in accordance with GAAP, or as a measure of the Company’s profitability or liquidity.

Net Operating Income

Net operating income (“NOI”) is a non-GAAP financial measure defined by the Company as total revenue less property operating and maintenance, real estate taxes, homeowners’ association fees, property management expenses, and certain other non-cash or unrelated non-operating expenses. NOI excludes depreciation and amortization, the former advisory management fees, portfolio acquisition expense, general and administrative expenses, share-based compensation, interest expense, and other non-comparable items as applicable. Additionally, NOI excludes certain property management add backs such as the former 5% property management fee payable prior to the internalization of the external manager (“Internalization”) because it more closely represented additional advisory management fee, expensed acquisition fees and costs, and certain other property management costs.

NOI should not be considered an alternative to net loss or net cash flows from operating activities, as determined in accordance with GAAP, as indications of Silver Bay’s performance or as measures of liquidity. Although the Company uses this non-GAAP measure for comparability in assessing its performance against other REITs, not all REITs compute this non-GAAP measure in the same manner. Accordingly, there can be no assurance that the Company’s basis for computing this non-GAAP measure is comparable with that of other REITs.

Funds From Operations and Core Funds From Operations

Funds From Operations (“FFO”) is a non-GAAP financial measure that the Company believes, when considered with the financial statements determined in accordance with GAAP, is helpful to investors in understanding performance because it captures features particular to real estate performance by recognizing that real estate generally appreciates over time or maintains residual value to a much greater extent than do other depreciable assets.  The National Association of Real Estate Investment Trusts (“NAREIT”) defines FFO as net income (loss), computed in accordance with GAAP, excluding gains or losses from sales of, and impairment losses recognized with respect to, depreciable property, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures are calculated on the same basis to determine FFO.

Core Funds From Operations (“Core FFO”) is a non-GAAP financial measure that the Company uses as a supplemental measure of performance. The Company believes that Core FFO is further helpful to investors as it provides a more consistent measurement of performance across reporting periods by removing the impact of certain items that are not comparable from period to period. The Company adjusts FFO for expensed acquisition fees and costs, including those associated with the Portfolio acquisition, certain fees and expenses related to the securitization transaction, share-based compensation, write-offs of expenses associated with changes in debt structure, and certain other non-cash or non-comparable costs to arrive at Core FFO.

FFO and Core FFO should not be considered alternatives to net income (loss) or net cash flows from operating activities, as determined in accordance with GAAP, as indications of the Company's performance or as measures of liquidity. These non-GAAP measures are not necessarily indicative of cash available to fund future cash needs. In addition, although the Company uses these non-GAAP measures for comparability in assessing performance against other REITs, not all REITs compute the same non-GAAP measures. Accordingly, there can be no assurance that the Company's basis for computing these non-GAAP measures is comparable with that of other REITs. This is due in part to the differences in capitalization policies used by different companies and the significant effect these capitalization policies have on FFO and Core FFO.  Real estate costs which are accounted for as capital improvements are added to the carrying value of the property and depreciated over time, whereas real estate costs that are expenses are accounted for as a current period expense.  This impacts FFO and Core FFO because costs that are accounted for as expenses reduce FFO and Core FFO.  Conversely, real estate costs associated with assets that are capitalized and then subsequently depreciated are added back to net income to calculate FFO and Core FFO.

FFO and Core FFO are calculated on a gross basis and, as such, do not reflect adjustments for the noncontrolling interests - Operating Partnership.

Additional Information

Stockholders of Silver Bay, and other interested persons, may find additional information regarding the Company at the SEC's website at www.sec.gov or by directing requests to: Silver Bay Realty Trust Corp., Attn: Investor Relations, 3300 Fernbrook Lane North, Suite 210, Plymouth, MN 55447, telephone (952) 358-4400.

Contact
Anh Huynh, Director of Investor Relations, Silver Bay Realty Trust Corp., ahuynh@silverbaymgmt.com, (952) 358-4400.

SUPPLEMENTAL FINANCIAL AND OPERATING DATA
SECOND QUARTER 2015

SILVER BAY REALTY TRUST CORP.
CONDENSED CONSOLIDATED BALANCE SHEETS
(AMOUNTS IN THOUSANDS EXCEPT SHARE DATA)

	June 30, 2015 (unaudited)	December 31, 2014
Assets
Investments in real estate:
Land	$224,226	$167,780
Building and improvements	1,003,593	780,590
	1,227,819	948,370
Accumulated depreciation	(58,139)	(43,150)
Investments in real estate, net	1,169,680	905,220
Assets held for sale	4,568	2,010
Cash and cash equivalents	33,926	49,854
Escrow deposits	24,554	20,211
Resident security deposits	12,496	8,595
In-place lease and deferred lease costs, net	753	688
Deferred financing costs, net	15,548	11,960
Other assets	6,551	3,842
Total assets	$1,268,076	$1,002,380
Liabilities and Equity
Liabilities:
Securitization loan, net of unamortized discount of $1,236 and $1,387, respectively	$310,295	$310,665
Revolving credit facility	349,059	67,096
Accounts payable and accrued property expenses	20,290	13,090
Resident prepaid rent and security deposits	14,021	9,634
Total liabilities	693,665	400,485
10% cumulative redeemable preferred stock at liquidation value, $0.01 par; 50,000,000 authorized, 1,000 issued and outstanding	1,000	1,000
Equity:
Stockholders’ equity:
Common stock $0.01 par; 450,000,000 shares authorized; 36,071,299 and 36,711,694, respectively, shares issued and outstanding	358	366
Additional paid-in capital	650,169	660,776
Accumulated other comprehensive loss	(575)	(86)
Cumulative deficit	(109,948)	(94,593)
Total stockholders’ equity	540,004	566,463
Noncontrolling interests - Operating Partnership	33,407	34,432
Total equity	573,411	600,895
Total liabilities and equity	$1,268,076	$1,002,380

SILVER BAY REALTY TRUST CORP.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
(AMOUNTS IN THOUSANDS EXCEPT SHARE DATA)
(UNAUDITED)

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
Revenue:
Rental income	$29,562	$18,789	$51,265	$36,460
Other income	622	363	1,171	823
Total revenue	30,184	19,152	52,436	37,283
Expenses:
Property operating and maintenance	5,593	4,140	9,950	7,750
Real estate taxes	4,395	2,793	7,946	5,279
Homeowners’ association fees	548	355	953	659
Property management	2,948	2,339	5,095	5,234
Depreciation and amortization	8,895	6,228	16,006	12,373
Advisory management fee - affiliates	—	2,169	—	4,370
Portfolio acquisition expense	1,225	—	1,980	—
General and administrative	4,048	3,246	8,098	5,165
Share-based compensation	680	259	1,177	457
Interest expense	5,862	2,642	9,348	4,969
Other	(124)	(49)	(390)	362
Total expenses	34,070	24,122	60,163	46,618
Net loss	(3,886)	(4,970)	(7,727)	(9,335)
Net loss attributable to noncontrolling interests - Operating Partnership	225	—	447	—
Net loss attributable to controlling interests	(3,661)	(4,970)	(7,280)	(9,335)
Preferred stock distributions	(25)	(25)	(50)	(50)
Net loss attributable to common stockholders	$(3,686)	$(4,995)	$(7,330)	$(9,385)
Loss per share - basic and diluted:
Net loss attributable to common shares	$(0.10)	$(0.13)	$(0.20)	$(0.24)
Weighted average common shares outstanding	36,275,557	38,465,803	36,352,144	38,504,053
Comprehensive Loss:
Net loss	$(3,886)	$(4,970)	$(7,727)	$(9,335)
Other comprehensive loss:
Change in fair value of interest rate cap derivatives	(430)	(137)	(489)	(223)
Other comprehensive loss	$(430)	$(137)	$(489)	$(223)
Comprehensive loss	(4,316)	(5,107)	(8,216)	(9,558)
Less comprehensive loss attributable to noncontrolling interests - Operating Partnership	225	—	447	—
Comprehensive loss attributable to controlling interests	$(4,091)	$(5,107)	$(7,769)	$(9,558)

SILVER BAY REALTY TRUST CORP.
CONDENSED CONSOLIDATED STATEMENT OF CHANGES IN EQUITY
(AMOUNTS IN THOUSANDS EXCEPT SHARE DATA)
(UNAUDITED)

	Common Stock			Accumulated Other Comprehensive Loss		Total Stockholders’ Equity	Noncontrolling Interests - Operating Partnership
	Shares	Par Value Amount	Additional Paid-In Capital		Cumulative Deficit			Total Equity
Balance at January 1, 2015	36,711,694	$366	$660,776	$(86)	$(94,593)	$566,463	$34,432	$600,895
Non-cash equity awards, net	134,230	—	1,133	—	—	1,133	—	1,133
Repurchase and retirement of common stock	(774,625)	(8)	(12,318)	—	—	(12,326)	—	(12,326)
Dividends declared	—	—	—	—	(8,075)	(8,075)	—	(8,075)
Net loss	—	—	—	—	(7,280)	(7,280)	(447)	(7,727)
Other comprehensive loss	—	—	—	(489)	—	(489)	—	(489)
Adjustment to noncontrolling interests - Operating Partnership	—	—	578	—	—	578	(578)	—
Balance at June 30, 2015	36,071,299	$358	$650,169	$(575)	$(109,948)	$540,004	$33,407	$573,411

SILVER BAY REALTY TRUST CORP.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(AMOUNTS IN THOUSANDS)
(UNAUDITED)

	Six Months Ended June 30,
	2015	2014
Cash Flows From Operating Activities:
Net loss	$(7,727)	$(9,335)
Adjustments to reconcile net loss to net cash provided (used) by operating activities:
Depreciation and amortization	16,006	12,373
Non-cash share-based compensation	1,133	457
Amortization and write-off of deferred financing costs	2,174	968
Amortization of discount on securitization loan	150	—
Other	385	785
Net change in assets and liabilities:
Increase in escrow cash for operating activities and debt reserves	(5,165)	(9,294)
Increase in deferred lease fees and other assets	(2,347)	(1,100)
Increase in accounts payable, accrued property expenses, and prepaid rent	5,830	2,018
Decrease in related party payables, net	—	(5,214)
Net cash provided (used) by operating activities	10,439	(8,342)
Cash Flows From Investing Activities:
Purchase of investments in real estate	(270,302)	(40,846)
Capital improvements of investments in real estate	(14,793)	(14,866)
Increase (decrease) in escrow cash for investing activities	822	(576)
Proceeds from sale of real estate	2,707	3,434
Other	(43)	(43)
Net cash used by investing activities	(281,609)	(52,897)
Cash Flows From Financing Activities:
Payments on securitization loan	(520)	—
Proceeds from revolving credit facility	281,963	60,083
Paydown of revolving credit facility	—	(348)
Deferred financing costs paid	(5,762)	(1,698)
Purchase of interest rate cap agreements	(2,250)	(100)
Repurchase and retirement of common stock	(12,326)	(2,438)
Dividends paid	(5,863)	(1,609)
Net cash provided by financing activities	255,242	53,890
Net change in cash	(15,928)	(7,349)
Cash and cash equivalents at beginning of period	49,854	43,717
Cash and cash equivalents at end of period	$33,926	$36,368

Supplemental disclosure of cash flow information:
Cash paid for interest, net of amounts capitalized	$6,734	$3,942
Decrease in fair value of interest rate cap agreements	$489	$223
Noncash investing and financing activities:
Common stock and unit dividends declared, but not paid	$4,572	$1,150
Capital improvements in accounts payable	$1,484	$828

SILVER BAY REALTY TRUST CORP.
PORTFOLIO SUMMARY OF SINGLE-FAMILY PROPERTIES
AS OF JUNE 30, 2015

Market	Number of Properties(1)	Aggregate Cost Basis (thousands)(2)	Average Cost Basis per Property (thousands)	Average Age (in years)(3)	Average Square Footage
Atlanta	2,743	$313,506	$114	21.1	1,797
Phoenix	1,424	202,016	142	26.2	1,636
Tampa	1,103	156,760	142	26.5	1,625
Charlotte	700	84,714	121	15.3	1,642
Orlando	521	68,195	131	27.7	1,487
Dallas	504	67,305	134	23.0	1,618
Jacksonville	451	59,416	132	26.4	1,527
Southeast FL(4)	386	76,090	197	43.4	1,495
Northern CA(5)	384	72,684	189	46.4	1,401
Las Vegas	291	41,322	142	18.7	1,717
Columbus	284	33,002	116	37.6	1,414
Tucson	209	17,388	83	42.0	1,330
Southern CA(6)	139	21,228	153	45.8	1,318
Houston	122	14,193	116	31.0	1,653
TOTALS	9,261	$1,227,819	$133	26.2	1,637

(1)
Total properties exclude properties held for sale or sold by any of the Company’s taxable REIT subsidiaries and the Company and any properties previously acquired in purchases that have been subsequently rescinded or vacated.

(2)
Aggregate cost includes all capitalized costs, determined in accordance with GAAP, incurred through June 30, 2015 for the acquisition, stabilization, and significant post-stabilization renovation of properties, including land, building, possession costs and renovation costs. Aggregate cost includes $11.5 million in capital improvements, incurred from the Company's formation through June 30, 2015, made to properties that had been previously renovated, but does not include accumulated depreciation.

(3)
As of June 30, 2015, approximately 9% of the properties in the aggregate portfolio were less than 10 years old, 35% were between 10 and 20 years old, 19% were between 20 and 30 years old, 18% were between 30 and 40 years old, 9% were between 40 and 50 years old and 10% were more than 50 years old. Average age is an annual calculation.

(4)	Southeast Florida market currently consists of Miami-Dade, Broward and Palm Beach counties.

(5)	Northern California market currently consists of Contra Costa, Napa and Solano counties.

(6)	Southern California market currently consists of Riverside and San Bernardino counties.

SILVER BAY REALTY TRUST CORP.
PORTFOLIO SUMMARY OF LEASING STATUS OF PROPERTIES
AS OF JUNE 30, 2015

Market	Number of Properties	Number of Stabilized Properties(1)	Properties Leased	Properties Vacant	Aggregate Portfolio Occupancy Rate	Stabilized Occupancy Rate	Average Monthly Rent(2)
Atlanta	2,743	2,741	2,565	178	93.5%	93.6%	$1,043
Phoenix	1,424	1,424	1,386	38	97.3%	97.3%	1,085
Tampa	1,103	1,103	1,049	54	95.1%	95.1%	1,281
Charlotte	700	677	619	81	88.4%	91.4%	1,031
Orlando	521	521	502	19	96.4%	96.4%	1,124
Dallas	504	502	489	15	97.0%	97.4%	1,280
Jacksonville	451	451	442	9	98.0%	98.0%	1,125
Southeast FL	386	371	349	37	90.4%	94.1%	1,647
Northern CA	384	384	374	10	97.4%	97.4%	1,546
Las Vegas	291	291	283	8	97.3%	97.3%	1,170
Columbus	284	284	273	11	96.1%	96.1%	1,057
Tucson	209	209	201	8	96.2%	96.2%	843
Southern CA	139	139	124	15	89.2%	89.2%	1,199
Houston	122	122	117	5	95.9%	95.9%	1,232
Totals	9,261	9,219	8,773	488	94.7%	95.2%	$1,149

(1)
The Company considers a property stabilized at the earlier of (a) its first authorized occupancy or (b) 90 days after the renovations for such property are complete regardless of whether the property is leased. Properties acquired with an in-place lease are considered stabilized even though such properties may require future renovation to meet the Company's standards and may have existing residents who would not otherwise meet the Company's resident screening requirements.

(2)
Average monthly rent for leased properties was calculated as the average of the contracted monthly rent for all leased properties as of June 30, 2015 and reflects rent concessions amortized over the life of the related lease.

SILVER BAY REALTY TRUST CORP.
DEFINITIONS AND RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES
(AMOUNTS IN THOUSANDS EXCEPT SHARE DATA)

Estimated Portfolio and Estimated Net Asset Value

Estimated Portfolio Value and Estimated NAV are non-GAAP financial measures. Silver Bay provides the Estimated Portfolio Value and Estimated NAV and believes such metrics are useful as additional tools for investors seeking to value the Company. These metrics should be considered along with other available information in valuing and assessing Silver Bay, including the Company’s GAAP financial measures or other cash flow or yield metrics and should not be viewed as a substitute for book value, net investments in real estate, equity, net income or cash flows from operations prepared in accordance with GAAP, or as a measure of the Company’s profitability or liquidity.

A description of the Company’s AVM along with certain assumptions and limitations related to its AVM and its calculations of Estimated Portfolio Value and Estimated NAV can be found on the Company’s website at www.silverbayrealtytrustcorp.com in the Investor Relations section under the non-GAAP Reconciliations link.

The following is a reconciliation of the Company’s investments in real estate to Estimated Portfolio Value and book value to Estimated NAV:

(amounts in thousands except share data)	June 30, 2015
	Amount	Per Share(1)
Investments in real estate, gross	$1,227,819	$32.06
Accumulated depreciation	(58,139)	(1.52)
Investments in real estate, net	1,169,680	30.54
Add: Increase in estimated fair market value of investments in real estate(2)	259,831	6.78
Less: Estimated Renovation Reserve(3)	(15,946)	(0.43)
Estimated Portfolio Value	$1,413,565	$36.91

Book value(4)	$573,411	$14.97
Less: Investments in real estate, net	(1,169,680)	(30.54)
Add: Estimated Portfolio Value	1,413,565	36.91
Estimated Net Asset Value	$817,296	$21.34

(1)	Per share amounts are based upon common shares outstanding of 36,071,299 plus 2,231,511 common units for a total of 38,302,810 fully diluted shares outstanding as of June 30, 2015.

(2)	Difference between AVM derived value of the Company’s portfolio of properties of $1.4 billion which assumes all properties are fully renovated, and net investments in real estate.

(3)
Estimated renovation reserve is calculated on properties in the portfolio that are not currently stabilized and for which the initial renovation has not been completed and for homes acquired with an in-place lease.

(4)	Book value as defined by GAAP represents total assets less total liabilities and less preferred stock in mezzanine or total equity.

Net Operating Income

Net operating income (“NOI”) is a non-GAAP financial measure defined by the Company as total revenue less property operating and maintenance, real estate taxes, homeowners’ association fees, property management expenses, and certain other non-cash or unrelated non-operating expenses. NOI excludes depreciation and amortization, the former advisory management fees, portfolio acquisition expense, general and administrative expenses, share-based compensation, interest expense, and other non-comparable items as applicable. Additionally, NOI excludes certain property management add backs, such as the former 5% property management fee payable prior to the Internalization because it more closely represents additional advisory management fee, expensed acquisition fees and costs, and certain other property management costs.

The Company considers NOI to be a meaningful financial measure when considered with the financial statements determined in accordance with GAAP. The Company believes NOI is helpful to investors in understanding the core performance of the Company's real estate operations.

The following is a reconciliation of the Company's NOI to net loss as determined in accordance with GAAP for the three and six months ended June 30, 2015 and 2014 (amounts in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
Net loss	$(3,886)	$(4,970)	$(7,727)	$(9,335)
Depreciation and amortization	8,895	6,228	16,006	12,373
Advisory management fee - affiliates	—	2,169	—	4,370
Portfolio acquisition expense	1,225	—	1,980	—
General and administrative	4,048	3,246	8,098	5,165
Share-based compensation	680	259	1,177	457
Interest expense	5,862	2,642	9,348	4,969
Other	(124)	(49)	(390)	362
Property operating and maintenance add back:
Market ready costs prior to initial lease and other	79	55	163	144
Property management add backs	—	78	—	376
Net operating income	$16,779	$9,658	$28,655	$18,881
Net operating income as a percentage of total revenue	55.6%	50.4%	54.6%	50.6%

Funds From Operations and Core Funds From Operations

Funds From Operations ("FFO") is a non-GAAP financial measure that the Company believes, when considered with the financial statements determined in accordance with GAAP, is helpful to investors in understanding performance because it captures features particular to real estate performance by recognizing that real estate generally appreciates over time or maintains residual value to a much greater extent than do other depreciable assets. The National Association of Real Estate Investment Trusts ("NAREIT") defines FFO as net income (loss), computed in accordance with GAAP, excluding gains or losses from sales of, and impairment losses recognized with respect to, depreciable property, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures are calculated on the same basis to determine FFO.

Core Funds From Operations ("Core FFO") is a non-GAAP financial measure that the Company uses as a supplemental measure of performance. The Company believes that Core FFO is further helpful to investors as it provides a more consistent measurement of performance across reporting periods by removing the impact of certain items that are not comparable from period to period. The Company adjusts FFO for expensed acquisition fees and costs, including those associated with the portfolio of properties acquired from The American Home, certain fees and expenses related to the securitization transaction, share-based compensation, write-offs of expenses associated with changes in debt structure, and certain other non-cash or non-comparable costs to arrive at Core FFO.

FFO and Core FFO should not be considered alternatives to net income (loss) or net cash flows from operating activities, as determined in accordance with GAAP, as indications of the Company's performance or as measures of liquidity. These non-GAAP measures are not necessarily indicative of cash available to fund future cash needs. In addition, although the Company uses these non-GAAP measures for comparability in assessing performance against other REITs, not all REITs compute the same non-GAAP measures. Accordingly, there can be no assurance that the Company's basis for computing these non-GAAP measures is comparable with that of other REITs. This is due in part to the differences in capitalization policies used by different companies and the significant effect these capitalization policies have on FFO and Core FFO.  Real estate costs which are accounted for as capital improvements are added to the carrying value of the property and depreciated over time, whereas real estate costs that are expenses are accounted for as a current period expense.  This impacts FFO and Core FFO because costs that are accounted for as expenses reduce FFO and Core FFO.  Conversely, real estate costs associated with assets that are capitalized and then subsequently depreciated are added back to net income to calculate FFO and Core FFO.

FFO and Core FFO are calculated on a gross basis and, as such, do not reflect adjustments for the noncontrolling interests - Operating Partnership.

The following table sets forth a reconciliation of net loss as determined in accordance with GAAP and the Company's calculations of FFO and Core FFO for the three and six months ended June 30, 2015 and 2014. Also presented is information regarding the weighted-average number of shares of common stock and common units of the Operating Partnership outstanding used for the computation of FFO and Core FFO per share (amounts in thousands, except share and per-share amounts):

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
Net loss	$(3,886)	$(4,970)	$(7,727)	$(9,335)
Depreciation and amortization	8,895	6,228	16,006	12,373
Other	(198)	152	(484)	447
Funds from operations	$4,811	$1,410	$7,795	$3,485

Adjustments:
Portfolio acquisition expense(1)	$1,225	$—	$1,980	$—
Acquisition fees and costs expensed(2)	—	775	—	835
Securitization fees and costs expensed(3)	—	474	—	584
Share-based compensation	680	259	1,177	457
Market ready costs prior to initial lease and other	79	55	163	144
System implementation costs	—	—	—	124
Write-off of deferred financing fees	—	—	31	—
Amortization of discount on securitization loan	75	—	150	—
Other(4)	49	—	113	—
Core funds from operations	$6,919	$2,973	$11,409	$5,629

FFO	$4,811	$1,410	$7,795	$3,485
Preferred stock distributions	(25)	(25)	(50)	(50)
FFO available to common shares and units	$4,786	$1,385	$7,745	$3,435

Core FFO	$6,919	$2,973	$11,409	$5,629
Preferred stock distributions	(25)	(25)	(50)	(50)
Core FFO available to common shares and units	$6,894	$2,948	$11,359	$5,579

Weighted average common shares and units outstanding(5)	38,507,068	38,465,803	38,583,655	38,504,053
FFO per share	$0.12	$0.04	$0.20	$0.09
Core FFO per share	$0.18	$0.08	$0.29	$0.14

(1)	Includes a one-time expense for costs related to the Portfolio acquisition.

(2)	Includes a one-time expense reflected in general and administrative expense in the three and six months ended June 30, 2014 to acquire the former Tampa third-party property manager.

(3)	Represents non-capitalizable costs related to the Company's securitization transaction for personnel and other matters.

(4)	Non-comparable costs from prior periods.

(5)	Represents the weighted average of common shares and common units in the Operating Partnership outstanding for the periods presented.